Exhibit 99.1

WGNB CORP.

The undersigned hereby appoints R. David Perry, Thomas T. Richards and J. Thomas Vance, or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $1.25 par value per share, of WGNB Corp. (“WGNB”)owned of record by the undersigned, with all powers the undersigned would have if personally present at the Special Meeting of Shareholders of WGNB to be held on May 22, 2007 at 3:00 p.m., local time, at the Carrollton Cultural Arts Center, located at 251 Alabama Street, Carrollton, Georgia, and any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the joint proxy statement-prospectus relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged:

1.     To approve the issuance of shares of WGNB common stock in connection with the Agreement and Plan of Reorganization, dated January 22, 2007, by and among WGNB, West Georgia National Bank, First Haralson Corporation (“First Haralson”) and First National Bank of Georgia, pursuant to which First Haralson will merge with and into WGNB.

☐ FOR            ☐ AGAINST        ☐ ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

2.     In the discretion of the proxies on such other matters that are unknown to WGNB’s board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Meeting or any adjournment(s) thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WGNB CORP.

PLEASE TURN THIS PROXY FORM OVER AND SIGN IT ON THE REVERSE SIDE.

[REVERSE SIDE OF PROXY FORM]

 This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the proposal listed hereon. Discretionary authority is hereby conferred as to all other matters that are unknown to WGNB’s board of directors as of a reasonable time prior to the date of the solicitation and are properly brought before the Meeting .

Dated: __________________________, 2007
(Be sure to date your Proxy)
_________________________________________
Name(s) of Shareholder(s)
_________________________________________
Signature(s) of Shareholder(s)
_________________________________________
Printed Name(s)

Number of Shares Voted: ___________________________

If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope.

PLEASE RETURN PROXY AS SOON AS POSSIBLE